UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2008

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-32249	98-0222013
(Commission File Number)	(IRS Employer Identification No.)

A-4F Tongxinge, Xietong Building, Gaoxin 2nd Road, Xi’an, China	710065
(Address of Principal Executive Offices)	(Zip Code)

011-86-29-88386415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 31, 2008, Shaanxi Tianren Organic Food Co., Ltd. (“Tianren”), a 99% owned subsidiary of Pacific Industry Holding Group Co., Ltd., which in turn is a wholly owned subsidiary of the Registrant, entered into a Stock Transfer Agreement with Shaanxi Hede Venture Capital Management Co., Ltd. (“Hede”). Under the terms of the Stock Transfer Agreement, Hede agreed to transfer all its stock ownership of Huludao Wonder Fruit Co., Ltd. to Tianren for a total price of RMB 48,250,000 or approximately $6,952,450 (U.S. dollars) based on the exchange rate as of May 31, 2008 published by the Federal Reserve Statistical Release.

The sale is expected to be closed on June 10, 2008 when the total payment of RMB 48,250,000 is made.

The foregoing is a summary of the terms and conditions for the “Stock Transfer Agreement,” and is qualified in its entirety by the terms and conditions set forth in the agreement itself, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Stock Transfer Agreement, dated as of May 31, 2008, by and between Shaanxi Tianren Organic Food Co., Ltd. and Shaanxi Hede Venture Capital Management Co., Ltd. (The attached exhibit is an English translation of the original Supplement, which is written in Chinese.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ Yongke Xue
Yongke Xue,
Chief Executive Officer